UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2013

CHINA AUTO LOGISTICS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdictionof Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall
86 Tianbao Avenue, Free Trade Zone
Tianjin Province, The People’s Republic of China  300461
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771
_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 20, 2013, China Auto Logistics Inc. announced that a wholly owned subsidiary has signed a non-binding Letter of Intent to acquire and operate the Airport International Automall, a 26,000 square meter vehicle sales and exhibition center located in the heart of the Tianjin Airport Economic Area.

This potential acquisition remains subject to, among other things, the completion of pre-closing due diligence and entering into a definitive purchase agreement. There can be no assurance that any transaction will be completed as proposed or at all.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
99.1	Press Release dated May 20, 2013

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2013

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer